Exhibit 99 (a)

For Release: Friday, Aug. 5, 2005, 7 a.m. ET	Media Contact: Claudia Baucus 248.813.2942

Investor Contact: Brian Eichenlaub 248.813.2495
DELPHI INITIATES DRAW DOWN ON REVOLVING CREDIT FACILITY
     TROY, Mich. — Delphi Corp. (NYSE: DPH) today confirmed, in response to inquiries that on August 3, 2005, it initiated a draw down of $1.5 billion under its $1.8 billion revolving credit facility. The draw down was in connection with financing operations in the context of Delphi’s discussions with its principal unions and General Motors regarding a consensual restructuring of the Company’s operations in the United States. Delphi will be filing its Form 10-Q on Monday, August 8, 2005 that will contain additional information and will be hosting its scheduled briefing concerning second quarter results for news media representatives, institutional investors and security analysts at 11:00 am EDT on August 8, 2005.
     For more information about Delphi and its operating subsidiaries, visit Delphi’s Media Room at www.delphi.com/media/.
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